UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2009
EPICEPT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51290	52-1841431

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road Tarrytown, NY	10591

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (914) 606-3500
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 8.01 Other Events.
On June 18, 2008, the registrant, EpiCept Corporation (the “Company”), entered into a Securities Purchase Agreement with certain investors relating to the issuance and sale in a public offering of approximately 12.0 million shares (the “Shares”) of the Company’s common stock, par value $.0001 per share (the “Common Stock”), at a price of $0.80 per share and warrants to purchase approximately 4.2 million shares of Common Stock (the “Warrants,” and together with the Shares and the shares of Common Stock issuable upon exercise of the Warrants, the “Securities”). Net proceeds to the Company from the sale of the Securities will be approximately $8.9 million. The closing of the offering is subject to customary closing conditions. The Company intends to use the net proceeds it receives to meet the Company’s working capital needs and for general corporate purposes. The Company intends to apply a portion of the net proceeds to fund certain expenses necessary for the previously announced Named Patient Program for Ceplene, the filing of applications for marketing approval of Ceplene in the United States and Canada and to prepare for the commercial launch of Ceplene in the European Union. The proceeds of this offering together with existing cash are expected to be sufficient to fund operations into the second quarter of 2010. A copy of the Securities Purchase Agreement is attached hereto and incorporated herein by reference as Exhibit 10.1.
The Warrants are exercisable for up to approximately 4.2 million shares of Common Stock of the Company with an exercise price of $0.90 per share and are exercisable until December 23, 2011. The exercise price and number of shares issuable upon exercise are subject to adjustment in the event of stock splits or dividends, business combinations, sale of assets or other similar transactions but not as a result of future transactions at lower prices. A copy of the form of Warrant is attached hereto and incorporated herein by reference as Exhibit 10.2.
Rodman & Renshaw, LLC, a subsidiary of Rodman & Renshaw Capital Group, Inc. acted as the exclusive placement agent for the offering. A copy of the Placement Agent Agreement is attached hereto and incorporated herein by reference as Exhibit 10.3.
The Securities were offered under the Company’s previously filed and effective Registration Statement on Form S-3 (Registration No. 333-153895). On October 7, 2008, the Company filed a base prospectus, and intends to file a prospectus supplement relating to the offering with the Securities and Exchange Commission within the period required by law.
The foregoing is a summary of the terms of the Securities Purchase Agreement, Placement Agent Agreement and Form of Warrant and is qualified in its entirety by reference to the full text of each of those documents, copies of which are filed as exhibits to this Current Report.
The Company issued a press release announcing the offering on June 19, 2009. A copy of the press release is attached hereto and incorporated herein by reference as Exhibit 99.1.

Item 9.01 Financial Statement and Exhibits.
(d) Exhibits.

10.1	Securities Purchase Agreement, dated June 18, 2009.
10.2	Form of Warrant, dated June 18, 2009.
10.3	Placement Agent Agreement, dated June 18, 2009.
99.1	Press release, dated June 19, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICEPT CORPORATION
By:	/s/ Robert W. Cook
	Name:	Robert W. Cook
	Title:	Chief Financial Officer
Date: June 19, 2009

EXHIBIT INDEX

No.	Description

10.1	Securities Purchase Agreement, dated June 18, 2009.
10.2	Form of Warrant, dated June 18, 2009.
10.3	Placement Agent Agreement, dated June 18, 2009.
99.1	Press release, dated June 19, 2009.